One Financial Center Boston, MA 02111 617 542 6000 mintz.com

March 26, 2020
Yield10 Bioscience, Inc.
19 Presidential Way
Woburn, Massachusetts 01801
Ladies and Gentlemen:
We have acted as counsel to Yield10 Bioscience, Inc., a Delaware corporation (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering from time to time by the selling stockholders, as described in the Registration Statement, of up to 2,156,250 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), consisting of (i) 718,750 shares of Common Stock (the “Private Placement Shares”) issued by the Company upon conversion of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), (ii) 718,750 shares of Common Stock (the “Series A Warrant Shares”) issuable upon exercise of Series A common stock purchase warrant (the “Series A Warrants”) and (iii) 718,750 shares of Common Stock (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “Warrant Shares”) issuable upon exercise of Series B common stock purchase warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”). The Series B Preferred Stock and the Warrants were sold to accredited investors in a private placement offering that closed on November 19, 2019.
In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.
In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

BOSTON       LONDON       LOS ANGELES       NEW YORK       SAN DIEGO       SAN FRANCISCO      WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

March 26, 2020

Our opinion is limited to the general corporate laws of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Common Stock under the securities or blue sky laws of any state or any foreign jurisdiction.
Based upon and subject to the foregoing, it is our opinion that: (i) the Private Placement Shares are validly issued, fully paid and non-assessable and (ii) the Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants in accordance with the Warrants and the Registration Statement, including the payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.